RCM TECHNOLOGIES, INC.
2500 McCllelan Avenue
Pennsauken, NJ  08109

  This Proxy is Solicited on Behalf of the Board of Directors,

PROXY The undersigned hereby appoints Leon Kopyt and Stanton Remer as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below all the shares of common stock of RCM Technologies, Inc. held on record by the undersigned on January 31, 1996 at the annual meeting of shareholders to be held on March 29, 1996 or any adjournment thereof.

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1.  ELECTION OF DIRECTORS   ---   FOR all nominees listed below                       ---  WITHHOLD AUTHORITY
                            ---   (except as marked to the contrary below             ---  for all nominees listed below

                                   L. Kopyt, S. Remer, R.B. Kerr, W.B. Moats, N.S. Berson


2.   PROPOSAL TO EFFECT A REVERSE SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK

              --- FOR                       ---    AGAINST                       ---   ABSTAIN
              ---                           ---                                  ---


3.   PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF PREFERRED STOCK IN SUCH
     SERIES AND HAVING SUCH RIGHTS AND PREFERENCE AS DETERMINED BY THE BOARD OF DIRECTORS

              --- FOR                       ---    AGAINST                       ---   ABSTAIN
              ---                           ---                                  ---


4.   PROPOSAL TO AMEND THE ARTICLES TO PROVIDE THAT THE SHAREHOLDERS MAY ADOPT, AMEND OR REPEAL
     THE BYLAWS OF THE COMPANY ONLY IN CONFORMITY WITH PROCEDURES APPLICABLE TO AMENDMENTS TO THE
     ARTICLES OF INCORPORATION

              --- FOR                       ---    AGAINST                       ---   ABSTAIN
              ---                           ---                                  ---

5.   PROPOSAL TO APPROVE THE APPOINTMENT OF GRANT THORNTON, LLP AS THE INDEPENDENT PUBLIC
     ACCOUNTANTS OF THE COMPANY


              --- FOR                       ---    AGAINST                       ---   ABSTAIN
              ---                           ---                                  ---


6.   IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
     COME BEFORE THE MEETING


              --- FOR                       ---    AGAINST                       ---   ABSTAIN
              ---                           ---                                  ---

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3, 4 and 5. This proxy confers certain discretionary authority described in the proxy statement. A majority of said attorneys and proxies present at said meeting (or if only one shall be present, then that one) may exercise all of the powers hereunder.

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SIGNATURE(S)                                              DATE

           It would be helpful if you signed your name or names exactly as they appear hereon, indicating any official position or representative capacity.

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